UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2007.

MAGNUS INTERNATIONAL RESOURCES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-74992 (Commission File Number)	98-0351859 (IRS Employer Identification No.)

101 Convention Center Drive, 7th Floor Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Registrant's telephone number, including area code (888) 888-1494

NA (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 21, 2007, Mr. Gavin Conway was appointed as a director of Magnus International Resources Inc.

Gavin Conway (age 45) has 20 years worldwide experience in precious and base metals exploration and mining as a country manager, project manager, senior exploration geologist, geotechnical engineering geologist and mine geologist. From Sept. 2006 to June 2007, Mr. Conway was the Exploration Manager for African Mineral Fields Inc.  From May 2002 to August 2006, Mr. Conway was the Senior Consulting Geologist for True Earth Services Ltd.  From Oct. 2001 to Dec. 2001, Mr. Conway was a consulting geologist for Arctic Platinum Partnership.  From Oct. 1999 to Sept. 2001, Mr. Conway was a part-time administrator for Horizon Recruitment Ltd.  Mr. Conway was the Country Manager for Gold Fields Guernsey Ltd. from Jan. 1999 to Sept. 1999 and the Senior Geologist for Gold Fields Guernsey Ltd. from Jan. 1994 to Dec. 1998.  Mr. Conway has also recently acted as a consultant to Placer Dome’s generative division in Europe and Africa.  Mr. Conway has worked on a variety of gold, platinum and base metal projects in Africa, Asia, South America and Europe.  In addition, Mr. Conway has been a non-executive director of Sheba Exploration Plc, which is listed on the PLUS market in London, England from Sept. 2004 to June 2007.  He holds a BSc Honours in geology and geochemistry from the University of Cape Town in Dec. of 1985 and a MSc in geology from the University of the Witwatersrand, Johannesburg in Dec. of 1997.

ITEM 8.01   OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated June 22, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 27, 2007

                                                                                            MAGNUS INTERNATIONAL RESOURCE INC.

                                                                                            By:       /s/ Graham Taylor
                                                                                            Name:  Graham Taylor
                                                                                            Title:     President and a Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 99.1	Press Release dated June 22, 2007.	4